UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2012

NAVARRE CORPORATION
(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7400 49th Avenue North, New Hope, MN  55428
(Address of principal executive offices)

Registrant’s telephone number, including area code: (763) 535-8333

                                     Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 7.01 Regulation FD Disclosure.
Item 9.01  Financial Statements and Exhibits.
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2012, the Board of Directors of Navarre Corporation (the “Company”) appointed Diane D. Lapp to serve as the Company’s Chief Financial Officer.

Lapp, 47, has been with Navarre since 2003.  She has been serving as Interim Chief Financial Officer since October 2011 and was previously Vice President of Finance since May 2005. Prior to joining Navarre she was the Corporate Controller for Crystal Farms, a division of Michael Foods, from 1999 to 2003.  Ms. Lapp has 12 years of public accounting experience where she provided audit, tax, and consulting services to a diverse group of clients.  The terms of Ms. Lapp’s compensation remain unchanged at this time.

Item 7.01 Regulation FD Disclosure.

On May 29, 2012, the Company issued a press release announcing the appointment of Ms. Lapp as the Company’s Chief Financial Officer, of a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The information contained in Item 7.01 to this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section. The information in this Item 7.01 (including Exhibit 99.1) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are furnished with this document:

Exhibit

99.1           Press Release, dated May 29, 2012, issued by Navarre Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVARRE CORPORATION

Dated: May 30, 2012	By:	/s/ Ryan F. Urness
Name: Ryan F. Urness
Title: Secretary and General Counsel